UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2005, upon the recommendation of the Registrant’s Nominating and Corporate Governance Committee, the Registrant's Board of Directors appointed J. Michael (Mike) Lawrie as a director, effective immediately. Mr. Lawrie most recently served as Chief Executive Officer of Siebel Systems, Inc. from 2004 to April 2005. Prior to joining Siebel Systems, Mr. Lawrie served in various management positions at IBM Corporation for 27 years. From July 2001 to May 2004, he served as a Senior Vice President and Group Executive at IBM, where he was responsible for IBM's worldwide sales and distribution activities. Mr. Lawrie also served as IBM's General Manager for Europe, Middle East and Africa from 1998 to June 2001 and held various sales, marketing, development and financial management positions from 1977 to 1998. Mr. Lawrie is a member of the U.S. Advisory Board of NTT DoCoMo, Inc., and a member of the Board of Trustees of Ohio University. At this time, Mr. Lawrie has not yet been appointed to a committee of the Registrant's Board of Directors. The Registrant will file an amendment to this Current Report on Form 8-K to report Mr. Lawrie's assignment within four business days after his appointment to a committee.

On June 16, 2005, the Registrant issued a press release announcing the events described above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Description
-------- -----------------

99.1 Press Release, dated June 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

June 16, 2005	By:	Peter M. Lieb

Name: Peter M. Lieb
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated June 16, 2005